As filed with the Securities and Exchange Commission on November 7, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc. (Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation or organization)	38-2144267 (I.R.S. Employer Identification No.)
1411 Third Street, Suite A Port Huron, Michigan (Address of Principal Executive Offices)	48060 (Zip Code)

SEMCO Energy, Inc.
Deferred Compensation
and
Stock Purchase Plan
for Non-Employee Directors
(Full title of the plan)

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(Name and address of agent for service)

(248) 458-6152
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	240,171	$5.83	$1,400,196.90	$164.80

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Registrant’s Common Stock on November 1, 2005, as reported on the New York Stock Exchange.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSEPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

SEMCO Energy, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(a)
The Registrant’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2005 and May 10, 2005, respectively;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed on May 10, 2005, August 3, 2005 and November 7, 2005, respectively;

(c)
The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 3, 2005, January 25, 2005, February 18, 2005, March 9, 2005, March 10, 2005, March 17, 2005, March 23, 2005, March 30, 2005, April 1, 2005, April 21, 2005, May 9, 2005, June 21, 2005, July 1, 2005, August 3, 2005, August 10, 2005, September 19, 2005; October 28, 2005 and November 7, 2005; and

(d)
The description of the Registrant’s Common Stock, $1.00 par value, contained in the Registrant’s registration statement on Form 8-A12b, as filed with the Commission on December 21, 1999 and any amendment or report filed subsequent thereto for the purpose of updating such description.

All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing.

Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Mark T. Prendeville, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Registrant and participates in other benefit plans established by the Registrant.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s bylaws provide that its directors and officers, former directors and officers, their heirs, executors and administrators are entitled to indemnification to the extent and under the circumstances permitted by Section 561, 562 and 563 of the Michigan Business Corporation Act (“MBCA”) including, where permitted and upon satisfaction of any undertaking required, advance of expenses.

The Registrant’s bylaws contain indemnification provisions concerning third party actions as well as actions in the right of the Registrant. The Registrant’s bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Registrant), including any appeals, by reason of the fact that he or she is or was a director or officer of The Registrant’s, or is or was serving at the Registrant’s request as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including attorneys’ fees), judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s or its shareholders’ best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to derivative actions, the bylaws, through the reference to the MBCA, provide that the Registrant shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s or its shareholders’ best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the Registrant unless to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, but such indemnification is limited to reasonable expenses incurred.

The Registrant has in effect a directors’ and officers’ liability insurance policy that provides coverage for the Registrant and its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions and deductibles, for any claim made against a director or officer of the Registrant for a wrongful act by the director or officer, but only if and to the extent the director or officer becomes legally obligated to pay the claim.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

An Exhibit Index appears at page 7 hereof.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the of 1934 Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 7, 2005.

SEMCO Energy, Inc. (Registrant)

By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

POWERS OF ATTORNEY
AND
SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael V. Palmeri, Sherry L. Abbott and Mark T. Prendeville, and each of them acting alone, as his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, or supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents (including any necessary amendments thereof) in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2005
George A. Schreiber, Jr.

/s/ Michael V. Palmeri	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 7, 2005
Michael V. Palmeri

/s/ John M. Albertine	Chairman and Director	October 18, 2005
John M. Albertine

/s/ John T. Ferris	Director	October 18, 2005
John T. Ferris

/s/ Harvey I. Klein	Director	October 18, 2005
Harvey I. Klein

/s/ Paul F. Naughton	Director	October 18, 2005
Paul F. Naughton

/s/ Edwina Rogers	Director	October 18, 2005
Edwina Rogers

/s/ Ben A. Stevens	Director	October 18, 2005
Ben A. Stevens

/s/ Donald W. Thomason	Director	October 18, 2005
Donald W. Thomason

/s/ John C. van Roden, Jr.	Director	October 18, 2005
John C. van Roden, Jr.

EXHIBIT INDEX

Filed
Exhibit			By
No.	Description	Herewith	Reference
4.1
Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999, and amendments thereto through May 28, 2004, including Certificate of Designation of 6% Series B Convertible Preference Stock filed March 19, 2004 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 200, filed August 9, 2004).
x
4.2	Bylaws - last revised June 28, 2005 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed July 1, 2005).		x
5	Opinion of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc.	x
23.1	Consent of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc. (contained in Exhibit 5 hereto).	x
23.2	Consent of PricewaterhouseCoopers LLP.	x
24	Powers of Attorney (included on the signature page of this registration statement).	x
99.1
SEMCO Energy, Inc. Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed March 27, 2002).
x
99.2
First Amendment to the SEMCO Energy, Inc. Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 7, 2005).
x